FORM NO. 8a

Registration No. 34296

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF REDUCTION OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Reduction of Share Capital
of

Ship Finance International Limited

was delivered to the Registrar of Companies on the 30th day of September 2016 in accordance with section 46 of *the Companies Act 1981* ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this 10th day of November 2016

Marie Boodram
Assistant Registrar of Companies

Capital prior to reduction:	US$ 93,504,575.00
Amount of reduction:	US$ 92,566,529.25
Present Capital:	US$ 935,045.75